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                                Second Amendment


     This Second Amendment is made and entered into this 23rd day of December,
                                                         ----
1996, by and between Clayton Corporate Park Management Co. ("Landlord") and Southwest Bank of St. Louis ("Tenant").

                                WITNESSETH THAT:

     WHEREAS, Tenant and Landlord's predecessor in interest, The Forsythe Group, Inc. entered into that certain Clayton Corporate Park Office Lease dated December 23, 1988, (the "Lease") demising unto Tenant certain premises at 700 Corporate Park Drive, Clayton, Missouri 63105.

     WHEREAS, said Lease was previously modified by: First Amendment to Clayton Corporate Park Office Lease dated August 31, 1989; letter agreements dated January 12, 1990, and July 23, 1990, and by Ground Lease dated February 1, 1992; and

     WHEREAS, Tenant desires to waive its right of first refusal on the Option Premises and the parties desire to instead incorporate approximately 2,330 rentable square feet on the first floor of the Building into Tenant's Premises.

     NOW, THEREFORE, in consideration of Tenant waiving its right of first refusal on the Option Premises (which Tenant hereby acknowledges) and other good and valuable consideration, the parties agree, as follows:

     1) Effective December 18, 1996, Section 1.9 and Exhibit A-2 of the Lease are amended to provide that instead of 9,885 rentable square feet, the Premise shall consist of a total of 12,215 (Twelve Thousand Two Hundred Fifteen) rentable square feet by incorporating the additional 2,330 rentable square feet as shown on the revised Exhibit A-2 attached hereto.

     2) Effective December 18, 1996, Section 1.12 of the Lease is amended to provide that instead of $20,593.75, the Monthly Base Rent Installment shall be $25,448.00 (Twenty-Five Thousand Four Hundred Forty-Eight Dollars), before adjustment pursuant to Article 4. Said increase in Monthly Base Rent Installment, and all adjustments thereto, to be prorated for the partial month of December 18-31, 1996.

     3) All costs of improving the additional 2,330 rentable square feet of space shall be Tenant's responsibility, without contribution from Landlord.

     4) Effective January 1, 1997, Tenant shall be entitled to one (1) additional undesignated and unreserved parking space in the Building's underground Executive Garage, bringing the total number of such spaces in the Executive Garage to which Tenant is entitled to four (4). As with its other spaces in the Executive Garage, Tenant shall pay a monthly fee for the additional space as provided in Section 1.18 of the Lease.

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     5)  Except as expressly provided herein all other covenants and conditions of said Lease, as previously modified, shall remain in full force and effect.

     IN WITNESS WHEREOF, The undersigned have executed this Second Amendment as of the day and year first set forth the above.


             LANDLORD                                 TENANT
Clayton Corporate Park Management Co.       Southwest Bank of St. Louis



By:  /s/ William C. Intz                    By:  /s/ Anne L. Gagen
    -------------------------------             --------------------------

Its: Vice President                         Its: Sr. Vice President



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                    EXHIBIT A-2 TO SECOND AMENDMENT
                    -------------------------------

                        Clayton Corporate Park
                              Building 1
                             First Floor

                           Southwest Bank
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                             [DIAGRAM]